                                                                      EXHIBIT 11


                                                         EARNINGS PER SHARE
                                                       FOR FISCAL YEARS ENDED

                                                                                                    Years Ended December 31,
                                                                                              ----------------------------------
                                                                                               1993         1992          1991
                                                                                              ------      -------       --------
Earnings (loss) before income taxes,
  extraordinary items and cumulative effect
  of accounting change...............................................................     $31,836,000    $(7,270,000)  $ 2,185,000
Income taxes.........................................................................      12,416,000        526,000       787,000
                                                                                          -----------    -----------    ----------
Earnings (loss) before extraordinary items
  and cumulative effect of accounting change.........................................      19,420,000     (7,796,000)    1,398,000
Extraordinary items, net of income taxes.............................................        (619,000)      (958,000)   (1,269,000)
  Cumulative effect of accounting change.............................................       1,500,000              -             -
                                                                                          ------------   -----------   -----------
Net earnings (loss).................................................................      $20,301,000    $(8,754,000)  $   129,000
                                                                                          ------------   -----------   -----------
                                                                                          ------------   -----------   -----------
Weighted average common and common
  equivalent shares.................................................................       31,537,000     30,201,000    29,704,000
                                                                                          ------------   -----------   -----------
                                                                                          ------------   -----------   -----------
Earnings (loss) per common and common
  equivalent share:
    Earnings (loss) before extraordinary items......................................      $       .61    $      (.26)  $       .05
    Extraordinary items, net of income taxes........................................             (.02)          (.03)         (.05)
    Cumulative effect of accounting change..........................................              .05              -             -
                                                                                          ------------   -----------   -----------
    Net earnings (loss).............................................................      $       .64    $      (.29)  $         -
                                                                                          ------------   ------------  -----------
                                                                                          ------------   ------------  -----------


Weighted average common shares - assuming
  full dilution......................................................................      31,653,000     30,251,000    29,741,000
                                                                                          ------------    -----------  ------------
                                                                                          ------------    -----------  ------------
    Earnings (loss) before extraordinary items and
      cumulative effect of accounting change..........................................    $       .61    $      (.26)  $       .05
    Extraordinary items, net of income taxes..........................................           (.02)          (.03)         (.05)
    Cumulative effect of accounting change............................................            .05              -             -
                                                                                          ------------    -----------  ------------
    Net earnings (loss)...............................................................    $       .64    $      (.29)  $         -
                                                                                          ------------    -----------  ------------
                                                                                          ------------    -----------  ------------
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